EXHIBIT 21.1
                                                                    ------------

                               T R FINANCIAL CORP.



                               ORGANIZATION CHART

                                DECEMBER 31, 1997


                          T R FINANCIAL CORP. (ACTIVE)
                      - owns 100% of Roosevelt Savings Bank

                         ROOSEVELT SAVINGS BANK (ACTIVE)
              - owns 100% of the following subsidiary corporations

                     Roosevelt Asset Funding Corp. (active)

                      Anaconda Enterprises, Inc. (active*)

                               BSR, Inc. (active)

                           Bellingham Corp. (inactive)

                      155 East 33rd Street Corp. (inactive)

                       Oyster Bay Holding Corp. (inactive)

                        Rokings Holding Corp. (inactive)

                       Roosevelt Abstract Corp. (inactive)

                         Roosevelt Land Corp. (inactive)

                        Roosevelt Service Corp. (active)

                        Rosouth Holding Corp. (inactive)

                          VBF Holding Corp. (inactive)


                   All companies listed above are located at:

                              1122 Franklin Avenue
                           Garden City, New York 11530


* As of March 2, 1998, Anaconda Enterprises, Inc. is inactive.